News Release


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:
 Jim Kerr, 215-986-5795 jim.kerr@unisys.com



UNISYS ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2004 FINANCIAL RESULTS

BLUE BELL, Pa., January 25, 2005 - Unisys Corporation (NYSE: UIS) today reported, as expected, a fourth-quarter 2004 net loss of $34.9 million, or 10 cents per share, compared with fourth-quarter 2003 net income of $111.5 million, or 33 cents per diluted share. The fourth-quarter 2004 net loss, as previously disclosed, included the following significant items:

* a pre-tax, non-cash impairment charge of $126 million, or 26 cents per share, to write off contract-related capitalized assets associated with a previously disclosed challenging outsourcing operation;

* a benefit of $29 million, or 9 cents per share, principally due to the favorable settlement of income tax audit issues in the quarter;

* pre-tax pension expense of $23 million, or 5 cents per share, compared with pension expense of $0.2 million, or 0 cents per share, in the prior-year quarter.

Revenue for the fourth quarter of 2004 declined 7% to $1.52 billion from $1.64 billion in the year-ago quarter. Currency had a 4 percentage-point positive impact on the company's revenue in the fourth quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

For the full year of 2004, Unisys reported net income of $38.6 million, or 11 cents per diluted share. This compares with full-year 2003 net income of $258.7 million, or 78 cents per diluted share. The full-year 2004 results included the following significant items:

* pre-tax pension expense of $93.6 million, or 19 cents per share, compared with pre-tax pension income of $22.6 million, or 5 cents per share, in 2003;

* a pre-tax non-cash impairment charge of $126 million, or 26 cents per share, recorded in the fourth quarter of 2004, as mentioned above;

* a pre-tax cost reduction charge of $82.0 million, or 18 cents per share, recorded in the third quarter of 2004; and

* net tax benefits of $97.0 million, or 29 cents per share, related to the settlement of income tax audit issues during the year, of which $68.2 million, or 20 cents per share, was recorded in the third quarter of 2004 and $28.8 million, or 9 cents per share, was recorded in the fourth quarter of 2004.

COMMENTS FROM PRESIDENT AND CEO JOSEPH F. MCGRATH

"This was a challenging quarter to close out 2004," said Joseph F. McGrath, Unisys President and Chief Executive Officer. "We saw weaker-than-expected demand toward the end of the quarter in our technology business. Our results were also impacted by the charge we took to write off assets associated with a challenging outsourcing operation. Overall, 2004 was clearly a disappointing year, and we are committed to doing better in 2005."

McGrath said the company is focused on five key areas to drive growth and shareholder value in 2005:

* Return the business process outsourcing operation to profitable growth. The company is taking aggressive actions to deal with a few challenging transformational outsourcing engagements as well as win promising new opportunities.

* Drive growth and market differentiation through the Unisys 3D Visible Enterprise methodology and solution. The company is marketing 3D-VE globally and is seeing good market acceptance by customers of this approach for helping clients see the effects of business changes before they make strategic decisions.

* Seize growth opportunities in the growing security market. The company is aggressively pursuing opportunities in the areas of secure supply chain, enterprise and network security, and U.S. Federal Homeland Security initiatives.

* Drive greater volume in its enterprise server program. The company is implementing programs to increase sales volume in its ClearPath and ES7000 server families. These programs include targeted marketing to focused accounts, a greater focus on solution sales, and the introduction of leading-edge new models and functionality.

* Reduce costs and enhance operational efficiency. The company continues to implement the administrative cost reduction actions announced in the third quarter of 2004. Unisys is also actively expanding its use of lower-cost resources, both offshore and in the United States.

"Unisys has strong solutions, technology, and highly skilled people," McGrath said. "By focusing on these priorities, I am confident that we can regain our momentum in the marketplace and achieve a leadership position in the IT industry."

FOURTH-QUARTER COMPANY HIGHLIGHTS

Overall orders were flat in the fourth quarter. Services orders were up slightly, while technology orders showed low double-digit declines.

On a geographic basis, U.S. revenue declined 10% to $665 million. Revenue in international markets declined 4% in the quarter to $859 million.

The company's gross profit margin and operating profit margin in the quarter were 17.2% and (5.2%), respectively, compared to 31.2% and 9.7% in the fourth quarter of 2003. The year-over-year margin declines were principally due to the asset impairment charge and the impact of pension accounting.

Selling, general and administrative (SG&A) expense and research and development (R&D) expense were 17.4% and 5.0% of revenue, respectively, in the fourth quarter of 2004 compared with 16.5% and 5.0% of revenue in the year-ago quarter. The principal reason for the increase in SG&A was the impact of pension accounting and foreign currency exchange.

Operating income was a loss of $78.5 million in the fourth quarter of 2004 compared with $159.2 million of income in the year-ago quarter. The principal reasons for the decline were the asset impairment charge and the impact of pension accounting.

FOURTH-QUARTER BUSINESS SEGMENT HIGHLIGHTS

Customer revenue in the company's services segment declined 3% in the fourth quarter of 2004 compared with the year-ago period. All services segments showed single-digit revenue declines in the quarter. Gross profit margin in the services business declined to 6.2% from 22.1% a year ago, while the services operating margin declined to (9.4)% compared with 7.2% a year ago.
The asset impairment charge discussed above impacted both gross margins and operating margins by 10 percentage points. Additionally, the change in pension expense impacted the year-over-year comparison of gross margin by 1.3 percentage points and operating margin by 1.6 percentage points.

Customer revenue in the company's technology segment declined 21% in the fourth quarter. Enterprise server sales showed low double-digit declines while sales of specialized equipment showed substantial declines. Within enterprise servers, sales of both ClearPath and ES7000 systems showed double-digit declines. Technology gross margin increased to 54.2% from 51.6% a year ago, and technology operating margin declined to 12.0% from 14.6% a year ago. Excluding the impact of pension accounting in both periods, the technology gross margin increased to 54.3% in the fourth quarter of 2004 from 51.4% in the year-ago quarter. The technology operating margin excluding pension accounting declined to 12.8% compared with 13.6% in the year-ago period.

CASH FLOW HIGHLIGHTS

Unisys generated $227 million of cash from operations in the fourth quarter compared with operational cash flow of $378 million in the year-ago quarter. The change in operational cash flow year-over-year was primarily driven by the decline in operating income. Capital expenditures in the fourth quarter of 2004 were $123.2 million, including $83.2 million invested in revenue-generating projects. After considering capital expenditures, the company generated free cash flow of $103.7 million in the quarter compared with $259 million in the year-ago quarter. Unisys ended the year with $660.5 million of cash on hand.

On January 18, 2005, Unisys repaid at maturity all outstanding $150 million of its 7 1/4% senior notes. The repayment was made from cash on hand.

BUSINESS OUTLOOK

"We expect some of the challenges we faced in the fourth quarter to continue into the first quarter of 2005," McGrath said. "In particular, we look for continued impact from the challenging outsourcing contracts as well as continued weak sales of large enterprise servers. Based on this, we expect approximate breakeven to a slight loss in earnings per share, excluding the impact of pension accounting, for the first quarter of 2005 on a low single-digit revenue decline. Accordingly, we are revising our financial outlook for the full year of 2005. We now expect full-year earnings per share, excluding the impact of pension accounting and stock option expensing, of 50 - 60 cents on low to mid-single digit revenue growth."

CONFERENCE CALL

Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the degree of market acceptance of the company's high-end enterprise servers; the company's ability to maintain tight cost controls; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.


PRESENTATION OF INFORMATION IN THIS PRESS RELEASE

This release presents information that excludes pension expense.   This
financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, as well as disclosure of the reasons why the company uses this measure, is included in the financial information accompanying this release.

..
###
RELEASE NO: xxxx/xxxx (See accompanying financial information)

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                             Three Months            Year
                           Ended December 31    Ended December 31
                          ------------------   ------------------
                            2004      2003       2004      2003
                          --------  --------   --------  --------
Revenue
  Services                $1,253.8  $1,297.2   $4,724.7  $4,691.9
  Technology                 270.2     340.4    1,096.0   1,219.3
                          --------  --------   --------  --------
                           1,524.0   1,637.6    5,820.7   5,911.2
Costs and expenses
  Cost of revenue:
    Services               1,119.2     979.3    3,940.8   3,654.7
    Technology               142.0     147.6      517.5     541.5
                          --------  --------   --------  --------
                           1,261.2   1,126.9    4,458.3   4,196.2
  Selling, general and
    administrative           265.1     270.1    1,102.9   1,007.2
  Research and development    76.2      81.4      294.3     280.1
                          --------  --------   --------  --------
                           1,602.5   1,478.4    5,855.5   5,483.5
                          --------  --------   --------  --------
Operating income (loss)      (78.5)    159.2      (34.8)    427.7

Interest expense              17.6      18.3       69.0      69.6
Other income
 (expense), net                6.2      19.9       27.8      22.4
                          --------  --------   --------  --------
Income (loss) before
 income taxes                (89.9)    160.8      (76.0)    380.5
Provision (benefit) for
 income taxes                (55.0)     49.3     (114.6)    121.8
                          --------  --------   --------  --------
Net income (loss)           ($34.9)   $111.5      $38.6    $258.7
                          ========  ========   ========  ========
Earnings (loss) per share
Basic                      ($  .10)   $  .34     $  .12    $  .79
                          ========  ========   ========  ========
Diluted                    ($  .10)   $  .33     $  .11    $  .78
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                    336,873   331,371    334,896   329,349
                          ========  ========   ========  ========
  Diluted                  336,873   337,842    338,217   332,948
                          ========  ========   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services* Technology*
                      --------   --------   --------  ----------
Three Months Ended
December 31, 2004
------------------
Customer revenue      $1,524.0              $1,253.8      $270.2
Intersegment                       ($85.2)       3.6        81.6
                      --------   --------   --------    --------
Total revenue         $1,524.0     ($85.2)  $1,257.4      $351.8
                      ========   ========   ========    ========

Gross profit percent     17.2%                  6.2%       54.2%
                      ========              ========    ========
Operating profit
  (loss) percent         (5.2%)                (9.4%)      12.0%
                      ========              ========    ========
Three Months Ended
December 31, 2003
------------------
Customer revenue      $1,637.6              $1,297.2      $340.4
Intersegment                       ($94.2)       6.7        87.5
                      --------   --------   --------    --------
Total revenue         $1,637.6     ($94.2)  $1,303.9      $427.9
                      ========   ========   ========    ========

Gross profit percent     31.2%                 22.1%       51.6%
                      ========              ========    ========
Operating profit
  percent                 9.7%                  7.2%       14.6%
                      ========              ========    ========

Year Ended
December 31, 2004
------------------
Customer revenue      $5,820.7              $4,724.7    $1,096.0
Intersegment                      ($251.8)      18.1       233.7
                      --------   --------   --------    --------
Total revenue         $5,820.7    ($251.8)  $4,742.8    $1,329.7
                      ========   ========   ========    ========

Gross profit percent     23.4%                 14.8%       51.7%
                      ========              ========    ========
Operating profit
  (loss) percent         (0.6%)                (1.7%)      10.2%
                      ========              ========    ========
Year Ended
December 31, 2003
------------------
Customer revenue      $5,911.2              $4,691.9    $1,219.3
Intersegment                      ($319.8)      25.9       293.9
                      --------   --------   --------    --------
Total revenue         $5,911.2    ($319.8)  $4,717.8    $1,513.2
                      ========   ========   ========    ========

Gross profit percent     29.0%                 20.2%       50.4%
                      ========              ========    ========
Operating profit
  percent                 7.2%                  5.0%       12.7%
                      ========              ========    ========

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)
                                        December 31, December 31,
                                           2004         2003
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $660.5       $635.9
 Accounts and notes receivable, net        1,136.8      1,027.8
 Inventories
   Parts and finished equipment               93.7        121.7
   Work in process and materials             122.4        116.9
 Deferred income taxes                       291.8        270.0
 Prepaid expense and other
   current assets                            112.4         85.7
                                        ----------   ----------
 Total                                     2,417.6      2,258.0
                                        ----------   ----------
Properties                                 1,305.5      1,352.7
 Less accumulated depreciation
   and amortization                          881.4        928.5
                                        ----------   ----------
 Properties, net                             424.1        424.2
                                        ----------   ----------
Outsourcing assets, net                      431.9        477.5
Marketable software, net                     336.8        332.2
Investments at equity                        197.1        153.3
Prepaid pension cost                          52.5         55.5
Deferred income taxes                      1,394.6      1,384.6
Goodwill                                     189.9        177.5
Other long-term assets                       176.4        206.8
                                        ----------   ----------
 Total                                    $5,620.9     $5,469.6
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                                $1.0        $17.7
 Current maturities of long-term debt        151.7          2.2
 Accounts payable                            487.4        513.8
 Other accrued liabilities                 1,316.1      1,305.7
 Income taxes payable                         66.6        214.1
                                        ----------   ----------
 Total                                     2,022.8      2,053.5
                                        ----------   ----------
Long-term debt                               898.4      1,048.3
Accrued pension liabilities                  537.9        433.6
Other long-term liabilities                  655.3        539.0
Stockholders' equity
 Common stock                                  3.4          3.3
 Accumulated deficit                        (376.2)      (414.8)
 Other capital                             3,883.8      3,818.6
 Accumulated other comprehensive loss     (2,004.5)    (2,011.9)
                                        ----------   ----------
 Stockholders' equity                      1,506.5      1,395.2
                                        ----------   ----------
 Total                                    $5,620.9     $5,469.6
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                                 Year Ended
                                                 December 31
                                             ------------------
                                               2004       2003
                                             -------    -------
Cash flows from operating activities
Net income                                     $38.6     $258.7
Add (deduct) items to reconcile
 net income to net cash provided
 by operating activities:
Equity (income)                                (16.1)     (18.2)
Depreciation of properties                     136.5      144.4
Depreciation and amortization of
 outsourcing assets                            123.3       82.3
Amortization of marketable software            134.2      123.6
Impairment charge                              125.6
(Increase) decrease in deferred income
 taxes, net                                    (41.2)      57.2
Increase in receivables, net                   (61.8)     (67.7)
Decrease in inventories                         23.0       54.1
(Decrease) increase in accounts payable
 and other accrued liabilities                  (1.6)      25.6
Decrease in income taxes payable              (120.5)      (4.8)
Increase (decrease) in other liabilities       111.3      (70.9)
Increase in other assets                       (16.2)      (6.0)
Other                                           34.7       (7.5)
                                             -------    -------

Net cash provided by operating activities      469.8      570.8
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   6,026.5    5,054.0
 Purchases of investments                   (6,054.3)  (5,122.1)
 Investment in marketable software            (119.6)    (144.1)
 Capital additions of properties              (137.0)    (116.7)
 Capital additions of outsourcing assets      (177.5)    (176.2)
 Purchases of businesses                       (19.4)      (5.3)
 Proceeds from sales of businesses               1.7
                                             -------    -------
Net cash used for investing activities        (479.6)    (510.4)
                                             -------    -------
Cash flows from financing activities
 Net reduction in short-term borrowings        (20.0)     (64.5)
 Proceeds from employee stock plans             38.8       31.5
 Payments of long-term debt                     (3.5)      (4.8)
 Proceeds from issuance of long-term debt                 293.3
                                             -------    -------

Net cash provided by financing activities       15.3      255.5
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           19.1       18.2
                                             -------    -------
Increase in cash and cash equivalents           24.6      334.1
Cash and cash equivalents, beginning of
 period                                        635.9      301.8
                                             -------    -------
Cash and cash equivalents, end of period      $660.5     $635.9
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense or income. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense or income from period to period and the non-operational nature of pension expense or income. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                        Three Months Ended
                                        December 31, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,524.0            $1,524.0

Costs and expenses
  Cost of revenue                   1,261.2    ($16.8)  1,244.4
  Selling, general and
    administrative                    265.1      (4.2)    260.9
  Research and development             76.2      (2.1)     74.1
                                   --------  --------  --------
                                    1,602.5     (23.1)  1,579.4
                                   --------  --------  --------
Operating income (loss)               (78.5)     23.1     (55.4)

Interest expense                       17.6                17.6
Other income
 (expense), net                         6.2                 6.2
                                   --------  --------  --------
Income (loss) before
 income taxes                         (89.9)     23.1     (66.8)
Provision (benefit) for
 income taxes                         (55.0)      7.4     (47.6)
                                   --------  --------  --------
Net income (loss)                    ($34.9)    $15.7    ($19.2)
                                   ========  ========  ========
Earnings (loss) per share           ($  .10)   $  .05   ($  .05)
                                   ========  ========  ========

                                        Three Months Ended
                                        December 31, 2003
                                  ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported   Income    Income
                                   --------  --------  --------
Revenue                            $1,637.6            $1,637.6

Costs and expenses
  Cost of revenue                   1,126.9     ($5.7)  1,121.2
  Selling, general and
    administrative                    270.1       2.1     272.2
  Research and development             81.4       3.4      84.8
                                   --------  --------  --------
                                    1,478.4      (0.2)  1,478.2
                                   --------  --------  --------
Operating income                      159.2       0.2     159.4

Interest expense                       18.3                18.3
Other income
 (expense), net                        19.9                19.9
                                   --------  --------  --------
Income before income taxes            160.8       0.2     161.0
Provision for income taxes             49.3       0.3      49.6
                                   --------  --------  --------
Net income                           $111.5     ($0.1)   $111.4
                                   ========  ========  ========
Earnings per share                   $  .33    $  .00    $  .33
                                   ========  ========  ========

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                           Year Ended
                                        December 31, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $5,820.7            $5,820.7

Costs and expenses
  Cost of revenue                   4,458.3    ($67.2)  4,391.1
  Selling, general and
    administrative                  1,102.9     (18.3)  1,084.6
  Research and development            294.3      (8.1)    286.2
                                   --------  --------  --------
                                    5,855.5     (93.6)  5,761.9
                                   --------  --------  --------
Operating income                      (34.8)     93.6      58.8

Interest expense                       69.0                69.0
Other income
 (expense), net                        27.8                27.8
                                   --------  --------  --------
Income (loss) before
 income taxes                         (76.0)     93.6      17.6
Provision (benefit) for
 income taxes                        (114.6)     30.0     (84.6)
                                   --------  --------  --------
Net income                            $38.6     $63.6    $102.2
                                   ========  ========  ========
Earnings per share                   $  .11    $  .19    $  .30
                                   ========  ========  ========

                                           Year Ended
                                        December 31, 2003
                                  ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported   Income    Income
                                   --------  --------  --------
Revenue                            $5,911.2            $5,911.2

Costs and expenses
  Cost of revenue                   4,196.2     ($1.3)  4,194.9
  Selling, general and
    administrative                  1,007.2       9.7   1,016.9
  Research and development            280.1      14.2     294.3
                                   --------  --------  --------
                                    5,483.5      22.6   5,506.1
                                   --------  --------  --------
Operating income                      427.7     (22.6)    405.1

Interest expense                       69.6                69.6
Other income
 (expense), net                        22.4                22.4
                                   --------  --------  --------
Income before income taxes            380.5     (22.6)    357.9
Provision for income taxes            121.8      (7.2)    114.6
                                   --------  --------  --------
Net income                           $258.7    ($15.4)   $243.3
                                   ========  ========  ========
Earnings per share                   $  .78   ($  .05)   $  .73
                                   ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                  December 31, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,257.4           $1,257.4
  Gross profit                    78.2   ($16.4)     94.6
   % of revenue                    6.2%               7.5%
  Operating income (loss)       (118.0)   (20.1)    (97.9)
   % of revenue                   -9.4%              -7.8%

Technology Segment
  Total revenue                  351.8              351.8
  Gross profit                   190.6     (0.4)    191.0
   % of revenue                   54.2%              54.3%
  Operating income                42.0     (3.0)     45.0
   % of revenue                   12.0%              12.8%

Total Company
  Total revenue                1,524.0            1,524.0
  Gross profit                   262.8    (16.8)    279.6
   % of revenue                   17.2%              18.3%
  Operating income (loss)        (78.5)   (23.1)    (55.4)
   % of revenue                   -5.2%              -3.6%

                                  Three Months Ended
                                  December 31, 2003
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,303.9           $1,303.9
  Gross profit                   288.4    ($6.4)    294.8
   % of revenue                   22.1%              22.6%
  Operating income                93.9     (4.4)     98.3
   % of revenue                    7.2%               7.5%

Technology Segment
  Total revenue                  427.9              427.9
  Gross profit                   220.8      0.7     220.1
   % of revenue                   51.6%              51.4%
  Operating income                62.3      4.2      58.1
   % of revenue                   14.6%              13.6%

Total Company
  Total revenue                1,637.6            1,637.6
  Gross profit                   510.7     (5.7)    516.4
   % of revenue                   31.2%              31.5%
  Operating income               159.2     (0.2)    159.4
   % of revenue                    9.7%               9.7%

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                      Year Ended
                                   December 31, 2004
                              ----------------------------
                                          Less     Without
                                 As     Pension    Pension
                              Reported  Expense    Expense
                              --------  --------  --------
Services Segment *
  Total revenue               $4,742.8            $4,742.8
  Gross profit                   702.2   ($65.7)     767.9
   % of revenue                   14.8%               16.2%
  Operating income (loss)        (82.8)   (81.1)      (1.7)
   % of revenue                   -1.7%                0.0%

Technology Segment *
  Total revenue                1,329.7             1,329.7
  Gross profit                   686.8     (1.5)     688.3
   % of revenue                   51.7%               51.8%
  Operating income               136.0    (12.5)     148.5
   % of revenue                   10.2%               11.2%

Total Company
  Total revenue                5,820.7             5,820.7
  Gross profit                 1,362.4    (67.2)   1,429.6
   % of revenue                   23.4%               24.6%
  Operating income (loss)        (34.8)   (93.6)      58.8
   % of revenue                   -0.6%                1.0%

                                      Year Ended
                                   December 31, 2003
                              ----------------------------
                                          Less     Without
                                 As     Pension    Pension
                              Reported   Income    Income
                              --------  --------  --------
Services Segment
  Total revenue               $4,717.8            $4,717.8
  Gross profit                   955.3    ($4.7)     960.0
   % of revenue                   20.2%               20.3%
  Operating income               236.2      4.6      231.6
   % of revenue                    5.0%                4.9%

Technology Segment
  Total revenue                1,513.2             1,513.2
  Gross profit                   763.4      3.4      760.0
   % of revenue                   50.4%               50.2%
  Operating income               192.1     18.0      174.1
   % of revenue                   12.7%               11.5%

Total Company
  Total revenue                5,911.2             5,911.2
  Gross profit                 1,715.0     (1.3)   1,716.3
   % of revenue                   29.0%               29.0%
  Operating income               427.7     22.6      405.1
   % of revenue                    7.2%                6.9%

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED EARNINGS (LOSS) PER SHARE


                                        Three
                                        Months      Year
                                        Ending     Ending
                                       3/31/2005 12/31/2005
                                      ---------- ----------

Earnings (loss) per share-
   on a GAAP basis                    (.12)-(.09)   .13-.23

Add back estimated pension expense,
   net of tax                               .09         .37
                                       ---------  ---------
Earnings (loss) per share-
   on a NON-GAAP basis
   (excluding pension expense)          (.03)-0     .50-.60
                                       =========  =========

NOTE: See section in press release entitled
"Forward-Looking Statements".